NPC International, Inc. Reports Third Quarter Results

Overland Park, Kansas, (November 9, 2016) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its third fiscal quarter ended September 27, 2016.

THIRD QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were -2.7%.

•	Wendy’s comparable store sales were +1.7%.

•	The Company had a net loss of $(4.5)MM compared to $(2.1)MM last year.

•	Adjusted EBITDA (reconciliation attached) was $24.7MM; an increase of $2.7MM or 12.4% from the prior year.

•	Adjusted EBITDA margin improved to 8.5% from 7.6% last year.

YEAR-TO-DATE HIGHLIGHTS:

•	Pizza Hut comparable store sales were +0.3%.

•	Wendy’s comparable store sales were +1.2%.

•	Net income was $4.4MM, an increase of $1.5MM from last year.

•	Adjusted EBITDA (reconciliation attached) was $91.9MM; an increase of $8.1MM or 9.7% from the prior year.

•	Adjusted EBITDA margin improved to 10.4% from 9.6% last year.

•	Cash balances were $16.1MM compared to $32.7MM at the prior fiscal year end, after investing $36.8MM in the acquisition of 39 Wendy’s units during the quarter.

•	Our leverage ratio improved to 4.33X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement) from 4.75X at the prior fiscal year end.

NPC’s President and CEO Jim Schwartz said, “Our Wendy’s business rebounded this quarter and posted solid comparable store sales growth of 1.7% while driving significant margin improvement and profit growth. Our Pizza Hut operations generated disappointing comparable store sales with a decline of 2.7% this quarter but remains in positive comp territory on a year to date basis.

Our Pizza Hut business had a difficult quarter as top-line momentum has waned since the first quarter and our promotional activities failed to activate the consumer. We are conducting extensive brand research at an unprecedented level and introducing new advertising demonstrating why “No One out Pizzas the Hut”; these changes provide us encouragement heading into fiscal 2017.

Our Wendy’s business leveraged core product offerings, innovation and unique value to generate profitable sales growth. This top-line momentum combined with lower ingredient prices and improved labor efficiencies drove significant increases in Adjusted EBITDA margins and improved profitability for the quarter.

Additionally, we completed the acquisition of 39 Wendy’s restaurants in the Raleigh-Durham market early in the quarter. The assimilation of this market is going smoothly and the operations contributed to our impressive Wendy’s results for the quarter.

We continued to make significant progress against our delco relocation efforts in our Pizza Hut business and image activation efforts in our Wendy’s operations this quarter. We remain on target to fully deliver upon these two key investment initiatives for the full year.

Finally, after investing $37 million in the acquisition, we ended the quarter with significant liquidity and improved credit statistics. We are focused upon closing fiscal 2016 in the best way possible given the relative current performance of the brands in our portfolio while also strategically planning for a successful 2017.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 27, 2016 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Thursday, November 10, 2016 at 9:00 a.m. CT (10:00 a.m. ET). In addition to a discussion of third quarter results, the presentation may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The access code for the call is 8627627. The Company also intends to include a live presentation available via webcast, which can be accessed through the Company’s website at www.npcinternational.com under Events and Presentations in the investor information.

For those unable to participate live, a replay of the call will be available until November 17, 2016 by dialing 855-859-2056. The conference ID for the replay is 8627627. An archived webcast with the accompanying slides will also be available on the Company’s website.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,228 Pizza Hut units in 27 states and 183 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations, including our current expectations for future operations, costs and financial results. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully integrate recent acquisitions and successfully complete additional acquisitions of restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as otherwise required by law. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	September 27, 2016		September 29, 2015

Net product sales (1)	$291,250	100.0%	$288,025	100.0%
Fees and other income (2)	13,830	4.7%	12,627	4.4%
Total sales	305,080	104.7%	300,652	104.4%

Cost of sales (3)	85,512	29.4%	85,541	29.7%
Direct labor (4)	87,218	29.9%	87,127	30.2%
Other restaurant operating expenses (5)	101,242	34.8%	99,275	34.5%
General and administrative expenses (6)	19,387	6.7%	17,773	6.2%
Corporate depreciation and amortization of intangibles	5,634	1.9%	5,316	1.8%
Net facility impairment and closure costs (7)	1,392	0.5%	1,050	0.4%
Other	151	0.1%	(153)	(0.1)%
Total costs and expenses	300,536	103.3%	295,929	102.7%
Operating income	4,544	1.4%	4,723	1.7%
Interest expense (8)	11,174	3.7%	10,240	3.6%
Loss before income taxes	(6,630)	(2.3)%	(5,517)	(1.9)%
Income taxes	(2,137)	(0.8)%	(3,401)	(1.2)%

Net loss	$(4,493)	(1.5)%	$(2,116)	(0.7)%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(2.7)%		(0.9)%
Wendy's	1.7%		3.1%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$19,920		$15,531
Cash Rent Expense	$17,334		$16,680

(1)
Net product sales increased 1.1% due to growth in our Wendy’s business with the July acquisition of 39 Wendy’s restaurants and an increase in comparable store sales of 1.7%. This increase was largely offset by a comparable store sales decline of -2.7% in our Pizza Hut operations and a decrease in Pizza Hut equivalent units.

(2)	Fees and other income increased 9.5% due to increased delivery fees in our Pizza Hut operations.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)	Direct labor, as a percentage of net product sales, decreased due to productivity gains in both operations and sales leveraging in our Wendy’s operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to higher depreciation and amortization expense and increased rent expense, primarily due to the acquisition of Wendy’s restaurants partially offset by lower insurance and advertising expense.

(6)	General and administrative expenses increased due to the timing of incentive compensation accruals, increased field personnel and support costs and higher credit card processing fees.

(7)	Net facility impairment and closure costs increased due to closure charges in our Pizza Hut operations largely associated with our delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the term loan amendment in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	September 27, 2016		September 29, 2015

Net product sales (1)	$886,501	100.0%	$876,547	100.0%
Fees and other income (2)	42,098	4.7%	39,549	4.5%
Total sales	928,599	104.7%	916,096	104.5%

Cost of sales (3)	255,748	28.8%	255,871	29.2%
Direct labor (4)	263,481	29.7%	264,135	30.1%
Other restaurant operating expenses (5)	297,657	33.6%	292,150	33.3%
General and administrative expenses (6)	56,501	6.4%	51,887	5.9%
Corporate depreciation and amortization of intangibles	16,223	1.8%	15,825	1.8%
Net facility impairment and closure costs (7)	3,966	0.4%	5,727	0.7%
Other	(38)	0.0%	240	0.0%
Total costs and expenses	893,538	100.7%	885,835	101.0%
Operating income	35,061	4.0%	30,261	3.5%
Interest expense (8)	33,716	3.8%	31,197	3.6%
Income (loss) before income taxes	1,345	0.2%	(936)	(0.1)%
Income taxes	(3,092)	(0.3)%	(3,867)	(0.4)%

Net income	$4,437	0.5%	$2,931	0.3%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	0.3%		(1.3)%
Wendy's	1.2%		1.4%
Comparable stores sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$45,313		$41,997
Cash Rent Expense	$51,172		$50,662

(1)
Net product sales increased 1.1% primarily due to the growth in our Wendy’s business with the July acquisition of 39 Wendy’s restaurants and a comparable store sales increase of +1.2% as well as an increase in comparable store sales in our Pizza Hut operations of +0.3%. These increases were partially offset by a reduction in Pizza Hut equivalent units.

(2)	Fees and other income increased 6.4% due to increased delivery fees and delivery transactions for our Pizza Hut restaurants.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs.

(4)	Direct labor, as a percentage of net product sales, decreased due to productivity gains in both operations and sales leveraging in our Wendy’s operations.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to higher depreciation and amortization expense and higher restaurant manager bonuses, partially offset by lower utility expenses.

(6)	General and administrative expenses increased due to the timing of incentive compensation accruals, increased field personnel and support costs and higher credit card processing fees.

(7)
Net facility impairment and closure costs decreased due to a reduction in impairment charges which was partially offset by increased closure charges in our Pizza Hut operations largely associated with our delco relocation efforts.

(8)
Interest expense increased due to the increase in our average borrowing rate as a result of the term loan amendment in December 2015, which was partially offset by a decline in our average outstanding debt balance.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 27, 2016	December 29, 2015
Assets
Current assets:
Cash and cash equivalents	$16,053	$32,717
Other current assets	25,457	30,398
Total current assets	41,510	63,115

Facilities and equipment, net	230,599	203,468
Franchise rights, net	623,192	620,518
Other noncurrent assets	325,323	323,595
Total assets	$1,220,624	$1,210,696
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$113,386	$104,038
Current portion of debt	2,950	4,158
Total current liabilities	116,336	108,196

Long-term debt	576,249	577,011
Other noncurrent liabilities	247,474	251,800
Total liabilities	940,059	937,007
Members' equity	280,565	273,689
Total liabilities and members' equity	$1,220,624	$1,210,696

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	September 27, 2016	September 29, 2015

Operating activities
Net income	$4,437	$2,931
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	51,908	47,151
Amortization of debt issuance costs	3,222	2,893
Deferred income taxes	(4,717)	(5,491)
Net facility impairment and closure costs	3,966	5,727
Other	(342)	335
Changes in assets and liabilities, excluding acquisitions:
Assets	4,144	7,131
Liabilities	6,733	2,593
Net cash provided by operating activities	69,351	63,270
Investing activities
Capital expenditures	(45,313)	(41,997)
Purchase of Wendy's business, net of cash acquired	(44,783)	—
Proceeds from sale-leaseback transactions	7,155	1,408
Proceeds from disposition of assets	1,252	521
Net cash used in investing activities	(81,689)	(40,068)
Financing activities
Payments on term bank facilities	(4,326)	(3,119)
Net cash used in financing activities	(4,326)	(3,119)
Net change in cash and cash equivalents	(16,664)	20,083
Beginning cash and cash equivalents	32,717	12,063
Ending cash and cash equivalents	$16,053	$32,146

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 27, 2016	September 29, 2015	September 27, 2016	September 29, 2015
Adjusted EBITDA:
Net (loss) income	$(4,493)	$(2,116)	$4,437	$2,931
Adjustments:
Interest expense	11,174	10,240	33,716	31,197
Income taxes	(2,137)	(3,401)	(3,092)	(3,867)
Depreciation and amortization	18,155	16,072	51,908	47,151
Pre-opening expenses and other	624	143	926	621
Net facility impairment and closure costs	1,392	1,050	3,966	5,727
Adjusted EBITDA (1)	$24,715	$21,988	$91,861	$83,760
Adjusted EBITDA Margin(2)	8.5%	7.6%	10.4%	9.6%

Free Cash Flow:
Net cash provided by operating activities	$17,008	$14,221	$69,351	$63,270
Adjustments:
Capital expenditures	(19,920)	(15,531)	(45,313)	(41,997)
Free Cash Flow (3)	$(2,912)	$(1,310)	$24,038	$21,273

Unit Count Activity

	39 Weeks Ended
	September 27, 2016			September 29, 2015
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,395	144	1,251	1,420	143	1,277
Acquired	42	42	—	—	—	—
Developed(4)	22	—	22	10	—	10
Closed(4)	(48)	(3)	(45)	(24)	—	(24)
End of period	1,411	183	1,228	1,406	143	1,263

Equivalent units (5)	1,391	154	1,237	1,407	142	1,265

(1) The Company defines Adjusted EBITDA as consolidated net (loss) income plus interest, income taxes, depreciation and amortization, pre-opening expenses, net facility impairment and closure costs and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as certain other items of a non-operational nature, as may be noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is a non-GAAP financial measure, has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For Pizza Hut, 21 and six units were relocated or rebuilt and are included in both the developed and closed totals above for the 39 weeks ended September 27, 2016, and September 29, 2015, respectively. The closed units for the 39 weeks ended September 27, 2016 and September 29, 2015 included one unit and three units, respectively, which are being relocated and will re-open upon completion.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213